Exhibit 99.1

Codexis, Inc. 200 Penobscot Drive Redwood City, CA 94063 Tel: 650-421-8100 www.codexis.com

For Immediate Release

Codexis Reports First Quarter 2012 Results

REDWOOD CITY, Calif. – May 10, 2012 – Codexis, Inc. (NASDAQ: CDXS), a developer of cost-advantaged processes for the production of biofuels, bio-based chemicals, and pharmaceutical intermediates, today announced financial results for the first quarter ended March 31, 2012.

“In the first quarter of 2012, we saw increased sales in our pharmaceutical business and made continued progress with our development projects and partnerships in bio-based fuels and chemicals,” said Peter Strumph, interim CEO of Codexis. “We remain focused on growing our pharmaceutical portfolio while continuing to advance CodeXyme™ cellulase enzymes and CodeXol™ detergent alcohols toward commercialization.”

First Quarter Financial Highlights:

Revenue: For the first quarter of 2012, the company reported revenues of $31.1 million, in-line with $31.0 million from the first quarter of 2011. Product revenue in the first quarter of 2012 was $15.2 million, a 17% increase over $12.9 million in the prior year quarter, primarily driven by increased sales of atorvastatin-related intermediates. Collaborative research and development revenue of $14.6 million decreased 16% from $17.5 million in the first quarter of 2011.

Operating Expenses: Research and development expenses in the first quarter of 2012 were $16.3 million, an increase of 19% from $13.8 million for the first quarter of 2011. The increase was primarily due to continued development of CodeXol™ detergent alcohol. Selling, general and administrative expenses in the first quarter of 2012 were $9.4 million, an increase of 4% compared to $9.0 million in the same period of 2011.

Net Loss: Net loss was ($7.5) million, or ($0.21) per share, based on 36.1 million weighted average common shares outstanding in the first quarter of 2012. This compares to a net loss of ($3.5) million or ($0.10) per share during the first quarter of 2011.

Adjusted EBITDA: On a non-GAAP basis, Adjusted EBITDA was ($3.1) million in the first quarter of 2012 compared to $1.8 million for the first quarter of 2011. Adjusted EBITDA is calculated by adjusting net loss for net interest expense, income taxes, depreciation, amortization and stock-based compensation. A reconciliation of net loss to Adjusted EBITDA is presented below.

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Cash: Cash, cash equivalents and marketable securities at March 31, 2012 were $62.2 million, a 3% decrease compared to $63.8 million at December 31, 2011. The company generated $0.6 million in cash from operations in the first quarter of 2012.

Outlook

Codexis’ statements with regard to its outlook are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full year 2012, Codexis forecasts revenues in line with or exceeding 2011 results. Codexis expects 2012 Adjusted EBITDA will be positive and expects total cash burn to be in line with 2011 levels.

Conference Call

Codexis will hold a conference call on Thursday, May 10, 2012 at 1:30 p.m. PT (4:30 p.m. ET). The conference call dial-in numbers are US: 866-788-0541 or International: 857-350-1679, access code 54501345. A live webcast of the call will also be available from the Investors section of www.codexis.com. A recording of the call will be available by calling US: 888-286-8010 or International: 617-801-6888, access code 93747367 beginning approximately two hours after the call, and will be available for up to seven days. A webcast replay will also be available from the Investors section of www.codexis.com approximately two hours after the call and will be available for up to 30 days.

About Codexis, Inc.

Codexis, Inc. is a developer of cost-advantaged processes for the production of biofuels, bio-based chemicals, and pharmaceutical intermediates. Codexis’ product lines include CodeXyme™ Cellulase Enzymes and CodeXol™ Detergent Alcohol. Partners and customers include global leaders such as Shell, Merck and Pfizer. For more information, see www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to Codexis’ forecast for 2012 revenue, Adjusted EBITDA and total cash burn, and Codexis’ ability to deliver sales growth in its pharmaceutical products and services in 2012. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results. Factors that could

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materially affect actual results include the risks that our operating results may fluctuate in the future and that we are dependent on a limited number of products and customers in our pharmaceutical business. Additional factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2012, including under the caption “Risk Factors.” Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Codexis, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ending
	March 31,
	2012	2011	% change
Revenues:
Product	$15,167	$12,932	17%
Collaborative research and development	14,612	17,486	-16%
Government grants	1,357	616	120%

Total revenues	31,136	31,034	0%

Costs and operating expenses:
Cost of product revenues	12,642	11,650	9%
Gross margin $	2,525	1,282	97%
Gross margin %	17%	10%

Research and development	16,349	13,750	19%
Selling, general and administrative	9,395	9,013	4%

Total costs and operating expenses	38,386	34,413	12%

Loss from operations	(7,250)	(3,379)	115%

Interest income	75	49	53%
Interest expense and other, net	(118)	17	nm

Loss before provision for income taxes	(7,293)	(3,313)	120%

Provision for income taxes	197	158	25%

Net loss	$(7,490)	$(3,471)	116%

Net loss per share of common stock, basic and diluted	$(0.21)	$(0.10)

Weighted average common shares used in computing net loss per share of common stock, basic and diluted	36,057	35,116

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Codexis, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$26,604	$25,762
Marketable securities	26,679	27,720
Accounts receivable, net	18,548	18,917
Inventories	4,814	4,488
Prepaid expenses and other current assets	4,063	2,345

Total current assets	80,708	79,232

Restricted cash	1,511	1,511
Non-current marketable securities	8,867	10,348
Property and equipment, net	24,001	24,176
Intangible assets, net	15,526	16,442
Goodwill	3,241	3,241
Other non-current assets	747	972

Total assets	$134,601	$135,922

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,978	$10,364
Accrued compensation	4,387	6,785
Other accrued liabilities	10,813	7,354
Deferred revenues	9,070	3,789

Total current liabilities	33,248	28,292

Deferred revenues, net of current portion	1,439	1,485
Other long-term liabilities	3,649	3,455

Total liabilities	38,336	33,232

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	288,991	287,792
Accumulated other comprehensive loss	(541)	(407)
Accumulated deficit	(192,189)	(184,699)

Total stockholders’ equity	96,265	102,690

Total liabilities and stockholders’ equity	$134,601	$135,922

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Codexis, Inc.

Condensed Consolidated Statements of Cash Flow

(Unaudited)

(In Thousands)

	Three Months Ending March 31,
	2012	2011
Operating activities:
Net loss	$(7,490)	$(3,471)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangible assets	916	941
Depreciation and amortization of property and equipment	2,203	1,895
Loss on disposal of property and equipment	79	—
Gain from extinguishment of asset retirement obligation	—	(124)
Stock-based compensation	1,169	2,307
Accretion of asset retirement obligation	7	17
Amortization of premium / accretion of discount on marketable securities	156	(3)
Changes in operating assets and liabilities:
Accounts receivable	370	4,011
Inventories	(325)	(407)
Prepaid expenses and other current assets	(1,748)	(971)
Other assets	160	(48)
Accounts payable	(1,386)	1,037
Accrued compensation	(2,399)	(4,324)
Other accrued liabilities	3,646	2,570
Deferred revenues	5,235	3,856

Net cash provided by operating activities	593	7,286

Investing activities:
Increase in restricted cash	—	(46)
Purchase of property and equipment	(2,107)	(891)
Purchase of marketable securities	(8,926)	(27,104)
Proceeds from sale of marketable securities	5,000	—
Proceeds from maturities of marketable securities	6,024	—

Net cash used in investing activities	(9)	(28,041)

Financing activities:
Proceeds from exercises of stock options	94	1,485

Net cash provided by financing activities	94	1,485

Effect of exchange rate changes on cash and cash equivalents	164	26

Net increase (decrease) in cash and cash equivalents	842	(19,244)
Cash and cash equivalents:
Beginning of the period	25,762	72,396

End of the period	26,604	53,152

Marketable securities at the end of period	35,546	28,836

Cash, cash equivalents and marketable securities	$62,150	$81,988

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Reconciliation of GAAP to Non-GAAP Financial Information

In this press release, in addition to GAAP financial results, we present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA to evaluate the effectiveness of our business strategies.

A reconciliation of GAAP net loss to Adjusted EBITDA is included in the table below.

Codexis, Inc.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(Unaudited)

(In Thousands)

	Three Months Ending
	March 31,
	2012	2011
Calculation of Adjusted EBITDA
Net loss	$(7,490)	$(3,471)
Adjustments:
Minus: Interest income	(75)	(49)
Plus: Income taxes	197	158
Plus: Depreciation and amortization	3,119	2,836
Plus: Stock-based compensation	1,169	2,286

Adjusted EBITDA	$(3,080)	$1,760

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•

Non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

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Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

Contacts:

Codexis, Inc.

Investors: 212-362-1200

ir@codexis.com

Kelly McAlearney, 415-503-4073 (Media)

media@codexis.com

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